Exhibit 10.3

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 27, 2020, by and between Galileo Newco Limited, a company incorporated under the laws of Guernsey (the “Company”), Maven Topco Limited, a company incorporated under the laws of Guernsey (“Topco”), dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), and the undersigned, a shareholder of Topco (the “Shareholder”). Each of the Company, Topco, dMY and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA (defined below).

RECITALS

WHEREAS, the Company, Topco, dMY, Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“Midco”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around October 27, 2020 (the “Signing Date”);

WHEREAS, pursuant to the BCA, among other things, on the Closing Date but prior to the Closing, (1) the Company and Topco will undergo a pre-closing reorganization as set forth in Exhibit A to the BCA which provides for, among other things, the exchange by the Pre-Closing Holders of all existing classes of shares of Topco (except for the Remaining Preference Shares) for newly issued common shares of the Company; provided, however, that solely with respect to the shares of Topco that are unvested immediately prior to such reorganization and the holders of such shares have duly and validly executed and delivered, in accordance with the terms of the BCA, a Transaction Support Agreement or Additional Support Agreement agreeing to the vesting and restrictions provisions as set forth in the Transaction Support Agreement, such shares of Topco shall be exchanged for the same class of common shares of the Company but shall remain subject to certain vesting and restrictions (such shares subject to such vesting and restrictions, the “Restricted Shares”, and such vesting and restrictions as are set forth on Exhibit B hereto), and (2) Topco will redeem and cancel the Remaining Preference Shares, in each case, on the terms and subject to the conditions set forth in the BCA;

WHEREAS, the Shareholder is the sole legal and beneficial owner of (i) the number of each class and type of equity securities of Topco set forth on Schedule A hereto (the “Current Shares”) (in addition to any other equity securities of Topco acquired by the Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to the Shareholder in connection with the conversion or exchange (including pursuant to the Pre-Closing Reorganization) of any other equity securities, or received by the Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Equity Securities”) and (ii) the number and type of debt securities of Midco set forth on Schedule A hereto (the “Current Debt Securities” and together with the Equity Securities, the “Subject Securities”), and expects to receive substantial benefits as a result of the consummation of the Merger subject to the terms of the BCA;

WHEREAS, the BCA contemplates that, simultaneously with the Closing, the Sponsor, Topco, the Company, dMY, Maven TopHoldings S.à.r.l., a Luxembourg société à responsibilité limitée, and certain shareholders signatory thereto will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), substantially in the form attached as Exhibit C hereto, containing, among other things, provisions regarding registration rights, lock-up restrictions and sale coordination obligations; and

WHEREAS, in consideration for the payments and other benefits to be received by the Shareholder under and subject to the terms of the BCA and as a material inducement to Topco’s and dMY’s entry into the BCA and consummation of the transactions contemplated thereby, the Shareholder agrees to enter into this Agreement and to be bound by the obligations set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Support Agreement / Power of Attorney.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of Topco or the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of Topco or the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of Topco or the Company (collectively, “such meeting or written consent”), the Shareholder shall, solely in its capacity as a shareholder of Topco or the Company, as applicable, do the following:

(i) when such meeting is held, appear at such meeting (in person or by proxy pursuant to Section 1(b) below) or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(ii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including the Pre-Closing Reorganization and Redemption (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any of the Ancillary Agreements for which a vote or approval of the shareholders of Topco or the Company is required (the “Transaction Approvals”); and

(iii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Competing Transaction.

(b) Except as set forth under the terms of the Management Investment Deed and/or the Investment Deed, as applicable, the Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities.

(c) The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the earlier of the termination of this Agreement in accordance with Section 7(a) or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(d) The Shareholder hereby covenants and agrees that the Shareholder shall exercise in full all agency and powers of attorney granted to it by the other shareholders of TopCo pursuant to the Transaction Support Agreements and Additional Support Agreements entered into and delivered by such other shareholders (“Other Shareholders”), and shall use such agency and powers of attorney in full to act, to make, execute and sign, acknowledge, swear to, verify, deliver, record, file and publish, as applicable, such actions, documents, deeds, agreements or instruments as required under the laws of Guernsey and any other additional jurisdiction, and additionally, in connection with the Transaction Approvals, including, entry into and delivery of a Restricted Shares Agreement (if any) containing the restrictions set forth on Exhibit B hereto on behalf of all Other Shareholders that have delivered Transaction Support Agreements and Additional Support Agreements, and any document or instrument to implement all steps involved in the Pre-Closing Reorganization and the Redemption as set forth in the BCA); provided, however, that the power of attorney granted to the undersigned Shareholder hereunder cannot be used to take any actions pursuant to any amended provision of the BCA in the event the BCA is amended following the Signing Date, to the extent any such amendment to the BCA (i) is adverse and disproportionate to any Other Shareholder in any respect relative to the undersigned Shareholder under the terms of such amendment, or (ii) reduces the Company Equity Value. The undersigned Shareholder further covenants and agrees to exercise all such agency and powers of attorney to (a) execute and deliver the Investor Rights Agreement on behalf of such Other Shareholders that have delivered a Transaction Support Agreement or any Additional Support Agreement and (b) to determine the time when, purpose for, and manner in which any such agency and powers of attorney shall be exercised by the Shareholder, and the conditions, provisions and covenants of any instruments or documents that may be executed by the Shareholder pursuant to, and in each case, solely to the extent consistent with, such agency and powers of attorney granted by such Other Shareholders pursuant to the Transaction Support Agreements and Additional Support Agreements.

2. Release of Claims. In consideration for the payments and other benefits to be received by the Shareholder under the terms of the BCA, subject to and effective as of the Closing, the Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, Topco, dMY (and, for the avoidance of doubt, the Trust Account), the Target Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through and including the Closing, arising out of, or relating to, (i) such Shareholder’s ownership of equity or debt interests in any Target Company, including Topco or the Company, prior to the Closing (including any and all Actions such Shareholder may have against the Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Target Company) and (ii) the organization, management or operation of the businesses of any Target Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided, that such release shall not release the Released Entities for (i) any liabilities or Actions that such Shareholder has pursuant to its right to receive its portion of the Company Equity Value determined in accordance with, and subject to, the terms of, and the steps set forth in, the BCA, (ii) any Actions arising out of or related to the Released Entities’ respective Governing Document, to provide indemnification, reimbursement or advancement of expenses to such Shareholder in respect of actions taken or omitted in such Shareholder’s capacity as an officer and/or director of such Released Entity prior to the Closing, (iii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to any Shareholder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, (iv) any Actions arising under, or in connection with, any commercial agreements as between any direct or indirect portfolio companies of the Shareholder or its Affiliates and any Released Entity, or (v) any Actions arising under, or in connection with, any agreements set forth in Schedule 1.1(c) of the Company Disclosure Letter.

3. Company Transaction Expenses. Pursuant to Section 2.3(b) of the BCA, the undersigned Shareholder hereby acknowledges and agrees that if the Adjusted Company Equity Value is less than the Company Equity Value, the undersigned Shareholder shall promptly, and in any event no later than five (5) Business Days following the final determination of the Final Sponsor Transaction Expenses and Final Company Transaction Expenses pursuant to Section 2.3(b) of the BCA, pay, or cause to be paid, the full amount of such excess, if any, to the Company, in each case, on behalf of all Pre-Closing Holders, by wire transfer of immediately available funds to an account designated in writing by the Company (for the avoidance of doubt, such payment by the undersigned Shareholder shall not come from cash or cash equivalents from any of the Target Companies).

4. Transfer of Subject Securities; New Subject Securities. Except as otherwise provided under the terms of the Management Investment Deed and/or Investment Deed, as applicable, the Shareholder will not sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding with respect to the Transfer of, any of the Subject Securities or any interest therein prior to the Closing; provided, that any Transfer of Subject Securities permitted under the terms of the Management Investment Deed and/or Investment Deed, as applicable, shall be permitted only if, as a precondition to such Transfer, the transferee shall agree in writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 4 shall not relieve the Shareholder of its obligations under this Agreement.

5. Remedies.

(a) The Shareholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, Topco’s and dMY’s interest in, and value of, the Company’s business (including the goodwill inherent therein), (ii) the Shareholder (together with the other shareholders of Topco (and, following the Pre-Closing Reorganization, the Company)) is primarily responsible for the creation of such value and (iii) the Company, Topco and dMY would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b) The Parties acknowledge and agree that the amount of actual damages suffered by Topco, the Company and dMY in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to Topco, the Company or dMY in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, Topco, the Company, dMY or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the Shareholder. The Shareholder hereby agrees to waive any defense in any suit that Topco, the Company or dMY has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d) Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 5 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 5 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 5. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

6. Shareholder Representations and Warranties. The Shareholder represents and warrants to Topco, the Company and dMY (solely with respect to the Shareholder and not with respect to any other shareholder of Topco, the Company and dMY) that:

(a) (i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Shareholder is a natural person, the Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of the Shareholder or such Shareholder’s Affiliates; and (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities.

(b) The Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Shareholder has the sole right to vote the Subject Securities, and, none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement other than pursuant to the Management Investment Deed and/or Investment Deed, as applicable, and/or the articles of incorporation of Topco or the Company (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws. The Current Shares are the only equity securities of Topco owned legally or beneficially by such Shareholder on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing. The Current Debt Securities are the only debt securities of Topco owned legally or beneficially by such Shareholder or its Affiliates on the date hereof, and except as set forth on Schedule A hereto, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other debt securities of Topco or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

(c) The Shareholder has received a copy of the BCA and the Investor Rights Agreement substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Investor Rights Agreement at the Closing in such Shareholder’s capacity as Management or Co-Investor (as such term is defined therein), as applicable, and have the rights, and be subject to the obligations set forth therein.

(d) The Restricted Shares, if any, to be issued to the Shareholder upon the consummation of the Transactions shall have the vesting and restrictions set forth in Exhibit B hereto, and effective as of the Closing, such Restricted Shares shall continue to be subject to the vesting terms and restrictions set forth in any agreement granting such Restricted Shares and/or any restricted share plan implemented at Closing (which shall in all respects be consistent with the terms set forth in Exhibit B hereto).

(e) The Shareholder (i) except as provided in this Agreement and the Management Investment Deed and/or Investment Deed, as applicable, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(f) At the Closing, each of the agreements set forth on Exhibit D to which the Shareholder is party will be automatically terminated without requiring any further action in connection therewith.

7. Termination; Amendments and Waivers; Assignment.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the valid termination of the BCA pursuant to Article 7 thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, dMY, Topco and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Topco’s, the Company’s and dMY’s prior written consent.

(c) None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 1, 2, 3, 5 and 7 hereof.

8. Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8, notices, demands and other communications shall be sent to the addresses indicated below:

(a)	If to Topco, to:

Maven Topco Limited
c/o Apax Partners LLP
33 Jermyn Street
London SQ1Y 6DN
	Attention:	Gabriele Cipparrone
Albert Costa Centena
	Email:	gabriele.cipparrone@apax.com
albert.costa@apax.com

With copies (which shall not constitute notice) to:

Apax Partners LLP
33 Jermyn Street
London SQ1Y 6DN
	Attention:	Gabriele Cipparrone
Albert Costa Centena
	Email:	gabriele.cipparrone@apax.com
albert.costa@apax.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Edward J. Lee
Srinivas Kaushik
Abhishek Kolay
	Email:	edward.lee@kirkland.com
skaushik@kirkland.com
abhishek.kolay@kirkland.com

(b)	If to the Company, to:

Galileo NewCo Limited
c/o Apax Partners LLP
33 Jermyn Street
London SQ1Y 6DN
	Attention:	Gabriele Cipparrone
Albert Costa Centena
	Email:	gabriele.cipparrone@apax.com
albert.costa@apax.com

With copies (which shall not constitute notice) to:

Apax Partners LLP
33 Jermyn Street
London SQ1Y 6DN
	Attention:	Gabriele Cipparrone
Albert Costa Centena
	Email:	gabriele.cipparrone@apax.com
albert.costa@apax.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Edward J. Lee
Srinivas Kaushik
Abhishek Kolay
	Email:	edward.lee@kirkland.com
skaushik@kirkland.com
abhishek.kolay@kirkland.com

(c)	If to dMY, to:

dMY Sponsor II, LLC
1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144
	Attention:	Niccolo de Masi
Harry L. You
	Email:	niccolo@dmytechnology.com
harry@dmytechnology.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York NY 10020
	Attention:	Joel Rubinstein
Tali Sealman
	E-mail:	joel.rubinstein@whitecase.com
tali.sealman@whitecase.com

(d) If to the Shareholder, to the address and contact information set forth on the Shareholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

9. Miscellaneous.

(a) Entire Agreement. This Agreement, the BCA, the Investor Rights Agreement, the Ancillary Agreements and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c) Further Assurances. The Shareholder hereby agrees to use the Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Agreements.

(d) Other Provisions. Sections 6.9 (Communications; Press Release; SEC Filings), 8.5 (Severability), 8.6 (Interpretation), 8.8 (Counterparts; Electronic Delivery) and 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the BCA are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

GALILEO NEWCO LIMITED

By:	/s/ Gabriele Cipparrone
Name:	Gabriele Cipparrone
Title:	Director

[Signature Page to Transaction Support Agreement]

MAVEN TOPCO LIMITED

By:	/s/ Gabriele Cipparrone
Name:	Gabriele Cipparrone
Title:	Director

[Signature Page to Transaction Support Agreement]

DMY TECHNOLOGY GROUP, INC. II

By:	/s/ Niccolo de Masi
Name:	Niccolo de Masi
Title:	Chief Executive Officer

[Signature Page to Transaction Support Agreement]

SHAREHOLDER:

Maven TopHoldings S.a.r.l.

/s/ Philippe Santin

Name: Philippe Santin

Title: Manager

Date: October 27, 2020

Notice Address:

1-3 Boulevard de la Foire, Luxembourg

L-1528, Luxembourg

E-mail: philippe.santin@icloud.com

Attention: Philippe Santin

with a copy (which shall not constitute notice) to: E-mail: Attention:

[Signature Page to Transaction Support Agreement]

SCHEDULE A

[See attached.]

Exhibit A

BCA

[See attached.]

Exhibit B

Terms of Restricted Shares

[See attached.]

Exhibit C

Form of Investor Rights Agreement

[See attached.]

Exhibit D

Agreements to be Terminated

[See attached.]